UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2019

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described in Item 5.07 below, Fifth Third’s shareholders approved the adoption of the Fifth Third Bancorp 2019 Incentive Compensation Plan (the “Plan”) at the annual meeting of shareholders on April 16, 2019. The Plan was adopted by Fifth Third’s Board of Directors on February 7, 2019, subject to shareholder approval. Now that shareholder approval has been obtained, the Plan is effective as of April 16, 2019. Subject to adjustment in certain circumstances, the Plan authorizes up to 40 million shares of common stock for issuance, plus shares that become available for issuance under the Plan from cancellations or forfeitures of awards under the Company’s prior plans.

Any officer, employee, director, regional director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. Generally, grants may be made in any of the following forms:

•	Stock Appreciation Rights

•	Restricted Stock and Restricted Stock Units

•	Performance Shares and Performance Units

•	Stock Options

•	Awards under Deferred Compensation or Similar Plans

•	Annual Incentive Awards

•	Other Incentive Awards

A detailed summary of the Plan appears on pages 80-92 of Fifth Third’s definitive proxy statement for its 2019 annual meeting of shareholders which was filed with the SEC on March 6, 2019. That summary is incorporated herein by reference. A copy of the Plan was included as Exhibit 4.3 to Fifth Third’s Form S-8 Registration Statement filed on April 16, 2019 (Registration Statement No. 333-230900), and is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 16, 2019, Fifth Third Bancorp held its Annual Meeting of Shareholders. The results of shareholder voting on the proposals presented were as follows:

1. Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2020:

	Number of Common Shares
	For	Against	Abstain	Broker Non-Vote
Nicholas K. Akins	485,655,925	10,083,852	1,009,150	73,691,571
B. Evan Bayh III	480,561,687	15,161,132	1,026,098	73,691,581
Jorge L. Benitez	491,835,164	3,853,319	1,060,443	73,691,572
Katherine B. Blackburn	492,588,948	3,186,901	973,078	73,691,571
Emerson L. Brumback	492,875,219	2,848,208	1,025,499	73,691,572
Jerry W. Burris	493,313,632	2,374,508	1,060,784	73,691,574
Greg D. Carmichael	474,552,239	15,588,901	6,607,785	73,691,573
C. Bryan Daniels	493,405,934	2,285,481	1,057,511	73,691,572
Thomas H. Harvey	493,146,198	2,492,580	1,110,147	73,691,573
Gary R. Heminger	276,775,739	218,938,415	1,034,773	73,691,571
Jewell D. Hoover	493,454,232	2,285,170	1,009,525	73,691,571
Eileen A. Mallesch	482,361,627	13,427,806	959,491	73,691,574
Michael B. McCallister	489,384,371	6,331,023	1,033,530	73,691,574
Marsha C. Williams	478,541,128	17,251,580	956,220	73,691,570

2. Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for the Company for the year 2019 was approved by a vote of the common shareholders of 544,871,925 for, 24,908,365 against, and 660,208 abstain, with no broker non-votes.

3. Executive compensation was approved by an advisory vote of the common shareholders of 457,890,581 for, 37,475,682 against, and 1,381,896 abstain, with 73,692,339 broker non-votes.

4. Holding a shareholder vote on the compensation of executives every 1 year was approved by an advisory vote of the common shareholders of 479,280,757 for every 1 year, 2,190,955 for every 2 years, and 14,191,948 for every 3 years, and 1,084,506 abstain, with 73,692,332 broker non-votes.

5. The proposal to approve the Fifth Third Bancorp 2019 Incentive Compensation Plan, including the issuance of shares of common stock authorized thereunder, was approved by a vote of the common shareholders of 447,415,220 for, 47,720,355 against, and 1,612,588 abstain, with 73,692,335 broker non-votes.

6. The proposal to amend the Fifth Third Bancorp Articles of Incorporation to authorize a new class of preferred stock was approved by a vote of the common shareholders of 464,085,710 for, 31,020,408 against, and 1,642,791 abstain, with 73,691,589 broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Fifth Third Bancorp 2019 Incentive Compensation Plan. Incorporated by reference to Exhibit 4.3 to the registrant’s Form S-8 Registration Statement filed on April 16, 2019 (Registration Statement No. 333-230900).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

April 16, 2019	By:	/s/ SUSAN B. ZAUNBRECHER
Susan B. Zaunbrecher
Executive Vice President, Chief Legal
Officer & Corporate Secretary